AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (hereinafter referred to as "this Lease") is made this ____ day of ________________, 2002 by and between **PENNSWOOD SPRING MILL ASSOCIATES**, a Pennsylvania limited partnership ("the Landlord"), and **USA TECHNOLOGIES, INC.** ("the Tenant").

WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged by the Landlord and the Tenant, and intending to be legally bound thereby, the Landlord hereby leases the Premises (hereinafter defined) to the Tenant, and the Tenant hereby leases the Premises from the Landlord,

SUBJECT TO THE OPERATION AND EFFECT of any and all instruments and matters of record in fact,

UPON THE TERMS AND SUBJECT TO THE CONDITIONS set forth in this Lease.

The Landlord and the Tenant hereby agree as follows:

Section A. **Definitions.** Each of the following defined terms, when and as used in this Lease, shall have the definitions ascribed to them as follows:

(1) "Building" means that certain building located on the Property in Malvern, Chester County, Pennsylvania, known as 2-30 Spring Mill Drive, together with any alterations thereof and additions thereto.

(2) "Costs Component of Base Rent" means the sum of $ -0- per annum. 21,074 sf

(3) "General Conditions" means the General Conditions of this Lease, attached hereto and made a part hereof as Exhibit A.

(4) "Land" means that certain parcel of real property located in Malvern, Chester County, Pennsylvania, more particularly described in Exhibit B attached hereto and made a part hereof.

(5) "Lease" means, collectively, this Lease, the General Conditions, and the other exhibits, addenda and riders attached to and made a part of this Lease, and any and all modifications and supplements thereto.

(6) "Lease Commencement Date" means September 15, 2002.

(7) "Lease Termination Date" means January 31, 2004.

(8) "Net Component of Base Rent" means the sum of $48,000 per annum.

(9) "Original Additional Rent Factor" means $-0-.

(10) "Permitted Uses" means general office and laboratory purposes.

modified Dec 2002 increase to ? square feet

(11) "Premises" means that certain space containing approximately 4,400 square feet on the 1st floor of the Building, as more particularly shown on Exhibit C attached hereto and made a part hereof, and known as Suite 28.

(12) "Projected Delivery Date" means September 15, 2002.

(13) "Property" means the Premises, the remainder of the Building, the Land, the other buildings now located on the Land, and such other buildings or improvements now or hereafter located on the Land.

(14) "Rules and Regulations" means the rules and regulations applicable to the Property described in Section 16 of the General Conditions, and any and all modifications and supplements thereto. A copy of the Rules and Regulations applicable to the Property on and as of the date hereof is attached hereto and made a part hereof as Exhibit D.

(15) "Security Deposit" means the sum of $ 4,000.00

(16) "Term" means the term of one (1) years, commencing at 12:01 a.m., local time, on the Lease Commencement Date, and terminating at 11:59 p.m., local time, on the Lease Termination Date.

(17) "Tenant Improvements" means the improvements to be made to the Premises by the Landlord in accordance with and pursuant to Section 6.1 of the General Conditions. The plans and specifications for the Tenant Improvements are attached hereto and made a part hereof as Exhibit D.

Section B. Certain Ordinary Maintenance and Services. Certain items of ordinary maintenance and services with respect to the Premises, as more particularly described in this Section B, and the costs thereof, shall be provided and paid in the manner set forth in this Section B.

(1) Services by Landlord. Landlord shall provide, as needed throughout the "Term", the following services. The estimated costs of all of the services listed below in this subsection (1) are accounted for in the "Cost Component of Base Rent" and shall be calculated and billed or rebated in accordance with the provisions of Section 4.2 of the General Conditions.

(a) Common Area Maintenance. Maintenance and/or repair of all of the common areas of the Property, including, without limitation, landscaping, structural components of buildings, exterior lightings, snow removal, etc.

(b) HVAC Maintenance. Repair and/or maintenance of heating, ventilating and air conditioning systems serving the Premises.

(2) Services by Tenant. Tenant shall supply, at its sole cost and expense, the following services:

(a) Gas, Electric and other Utility Services. Gas, electric and other utility services to be contracted for by the Tenant with PECO Energy Company or any other utility company which becomes appropriate.

(b) Interior Maintenance. Repair and/or replacement of ballasts, bulbs, breakers, switches, outlets and similar electrical items serving the Premises, as well as repair and/or replacement of flanges, controls, tanks, bowls, stoppages, sinks, water heaters, insta-hots, faucets, spigots and valves and similar plumbing items serving the Premises.

(c) Janitorial Service. All cleaning with respect to the interior of the Premises, including, without limitation, carpet care, care of VIT tile, trash removal, bathroom cleaning, and dusting.

Section C. Exhibits.. Each writing or plat attached hereto as an exhibit, addendum or rider or designated herein as an exhibit, addendum or rider is hereby made a part hereof.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed and ensealed this Lease, or have caused it to be executed and ensealed by their duly authorized representatives, on the day and year first set forth above.

WITNESS:

____

PENNSWOOD SPRING MILL ASSOCIATES

By:______________________**(SEAL)**
R. Richard Williams, General Partner

Landlord

ATTEST/WITNESS:

____

USA TECHNOLOGIES,INC

By:______________________**(SEAL)**
, President

AGREEMENT OF LEASE

EXHIBIT A

GENERAL CONDITIONS

These General Conditions are attached to and made a part of the Lease made between the Landlord and the Tenant with respect to the Premises. The Landlord and the Tenant further agree as follows:

1. **Definitions.** Each defined term used in these General Conditions shall have the definition given to such term in these General Conditions, or, if no definition is given to such term in these General Conditions, it shall have the definition given to such term in the Lease to which these General Conditions are attached.

2. **Term.** The Lease shall be for the Term commencing on the Lease Commencement Date and terminating on the Lease Termination Date; provided, however, that if the Lease Commencement Date is hereinafter advanced or postponed pursuant to any provision of the Lease or by the written agreement of the Landlord and the Tenant, (a) the date to which it is advanced or postponed shall thereafter, in lieu of the date set forth in Section A(6) of the Lease be "the Lease Commencement Date" for all purposes of the Lease, and (b) the Lease Termination Date, for all purposes of the Lease, shall, in lieu of the date set forth in Section A(7) of the Lease, be that date which is the last day of that period of full calendar months comprising the Term, as described in Section A(16) of the Lease. If for any reason the Lease Commencement Date and the Lease Termination Date are postponed, advanced or redetermined in accordance with the terms of the Lease, the Landlord and the Tenant shall, within fifteen (15) days after such postponement, advancement or redetermination, certify to each other, in writing, the Lease Commencement Date and the Lease Termination Date, as so postponed, advanced or redetermined.

3. **Use.**

(a) **Permitted uses.** The Tenant shall, continuously throughout the Term, occupy and use the Premises for and only for the Permitted Uses.

(b) **Compliance with laws.** In its use of the Premises, the Tenant shall not (a) violate any applicable laws, ordinances, rules or regulations of any federal, state or local governmental body, agency or authority, or (b) do any act or permit any act to be done which will result in the cancellation, suspension or violation of any insurance policy covering or pertaining to the Premises or any portion thereof.

(c) **Other parts of the property.** Except for the parking of automobiles in the ordinary course of business, the Tenant shall not place or permit its agents or employees to place any trash or other objects anywhere within the Building or on the rest of the Property (other than within the Premises) without first obtaining Landlord's express written consent thereto.

(d) **Environmental protection.**

(i) The Tenant represents, warrants and covenants that it will not use, generate, store or place on the Premises or elsewhere on the Property, nor permit the use, generation, storage or placement upon the Premises or elsewhere on the Property of, any materials or substances which are harmful or potentially harmful to human health or the environment, including, but not limited to, materials or substances covered by federal, state or local law, statute, ordinance or regulation, or court or administrative order or decree, or private agreement (hereinafter collectively called "the Environmental Requirements"), or which otherwise require special handling in collection, storage, generation, treatment or disposal, including, but not limited to, any asbestos, PCB transformers, or other toxic, hazardous or contaminated substances (hereinafter collectively called "Hazardous Substances"). The Tenant hereby indemnifies and saves the Landlord harmless from and against all liabilities and claims arising from the use, generation, storage or placement of any Hazardous Substances upon the Premises or elsewhere on the Property (if brought, placed, used or generated thereon by the Tenant or its agents, employees, contractors or invitees); and the Tenant shall (i) within fifteen (15) days after notice thereof, take or cause to be taken, at the Tenant's sole cost and expense, such actions as may be necessary to comply with all Environmental Requirements, and (ii) within fifteen (15) days after written demand therefor, reimburse the Landlord for any amounts deemed necessary by the Landlord to comply with any Environmental Requirements with respect to the Premises or with respect to any other portions of the Building or the Property as the result of the placement, storage, use or generation of Hazardous Substances by the Tenant or any of its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorney's fees, funds or other penalty payments.

(ii) For purposes of this provision, the Tenant shall be conclusively deemed to have violated the Environmental Requirements if: (i) any notice or order is directed to either the Landlord or the Tenant by any governmental agency, body or court alleging that such a violation by the Tenant has occurred; or (ii) if the Landlord obtains and delivers to the Tenant a report prepared by an engineer or other party engaged in the business of testing or determining the existence of Hazardous Substances, which report states that, in the opinion of such engineer or other party, the Tenant has used, generated, stored or placed Hazardous Substances upon the Premises. In the event that the Tenant is deemed to have violated any of the Environmental Requirements as set forth in this Section, the Landlord shall have the right and option, after fifteen (15) days prior notice to the Tenant, to terminate the Lease by written notice thereof to the Tenant, in which event the Landlord shall retain all rights and remedies and the Tenant shall be subject to all obligations and liabilities set forth elsewhere in the Lease as pertaining to defaults under the Lease by the Tenant, notwithstanding such termination.

(iii) The Tenant hereby grants to the Landlord, and to the Landlord's agents and employees (including, but not limited to, any engineers or other parties engaged in the testing of Hazardous Substances), the right to enter upon the Premises for the purpose of determining whether the Tenant, or any of the Tenant's agents, employees, contractors or invitees, has violated any of the provisions of this Section 3.4.

(iv) All obligations of the Tenant under this Section 3.4 shall survive the term of the Lease or the earlier termination of the Lease.

(e) **Permits and approvals.** The Tenant, at its sole cost and expense, shall obtain and cause to be in full force and effect at all times during the Term, all licenses, permits and approvals necessary with respect to the use of the Premises by the Tenant for the Permitted Uses and required by any governmental authority having jurisdiction with respect thereto.

4. **Rent.**

(a) **Amount.** As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), the Tenant shall pay to the Landlord all of the following:

(i) **Base Rent.**. An annual rent (hereinafter referred to as the "Base Rent") comprised of the aggregate of the Net Component of Base Rent and the Costs Component of Base Rent.

(ii) **Additional Rent.** Additional rent (hereinafter referred to as "Additional Rent") in the amount of any payment referred to as such in any provision of the Lease which accrued while the Lease is in effect.

(iii) **Lease Year.** As used in the provisions of the Lease, the term "Lease Year" means (i) the period of twelve (12) successive calendar months commencing on the Lease Commencement Date, and (ii) each successive period of twelve (12) calendar months occurring thereafter

during the Term; provided, however, if the Lease Commencement Date does not occur on the first day of a calendar month, then, for purposes hereof, the first Lease Year shall be that period of time beginning on the Lease Commencement Date and ending on the first anniversary of the last day of the calendar month in which the Lease Commencement Date occurs.

(b) **Annual Operating Costs.**

(i) **Definition.** As used herein, the term "Annual Operating Costs" means those actual costs incurred by the Landlord in operating and maintaining the Property during each calendar year of the Term. Such costs shall include, by way of example rather than of limitation, (i) real property, front-foot benefit, other metropolitan district and other similar taxes or assessments (whether regular or special) levied against any or all of the Property; (ii) charges or fees for, and taxes on, the furnishing of water, sewer service, plumbing services, sprinkler and fire alarm service, gas, fuel, electricity or other utility services to the Property; (iii) costs of providing trash removal, snow removal and janitorial services and of maintaining grounds, common areas and common mechanical systems of buildings on the Property; (iv) all other costs of maintaining, repairing or replacing any or all of the Building, other buildings on the Property, or any of the rest of the Property, whether structural or non-structural in nature, including, without limitation, the roof of the Building or such other buildings and landscaping; (v) charges or fees for any necessary governmental permits; (vi) management fees, overhead and expenses; (vii) premiums for hazard, liability, workmen's compensation or similar insurance upon any or all of the Property; (viii) costs arising under service contracts with independent contractors; (ix) costs of any services not provided by the Landlord to the Property on the date hereof but hereafter provided by the Landlord in its prudent management of the Property; and (x) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Property, constitute operating or maintenance costs attributable to any or all of the Property. Such costs shall not include (i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Property; (ii) any deduction for depreciation of the Property taken on the Landlord's income tax returns; or (iii) the cost of capital improvements made to the Property if and to the extent not taken as a deduction on the Landlord's federal income tax returns.

(ii) **Portion covered by Costs Component of Base Rent.** The Costs Component of Base Rent represents the Landlord's estimate on the date hereof of the cost to the Landlord per calendar year of providing to or for the benefit of the Premises all of the services or other items, the costs of which are included in the Annual Operating Costs, excluding any of such services or other items to be provided at the Tenant's direct expense under the provisions of Section 8 hereof.

(iii) **Computation.** After the end of each calendar year during the Term, the Landlord shall compute the total of the Annual Operating Costs incurred for all of the Property during such calendar year, and shall allocate them to the net rentable space within the Property by dividing such Annual Operating Costs by the aggregate square footage of all of the net rentable space within the Property, thereby deriving the cost of such categories of services and items per square foot of such net rentable space; provided, that anything contained in the foregoing provisions of this subsection 4.2 to the contrary notwithstanding, wherever the Tenant and/or any other tenant of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Landlord's reasonable sole judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the net rentable space within the Property, in allocating the Annual Operating Costs pursuant to the foregoing provisions of this subsection the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Annual Operating Costs covering such services already being provided by the Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Property those Annual Operating Costs incurred only with respect to a portion thereof, as aforesaid.

(iv) **Payment as Additional Rent.** The Tenant shall, within fifteen (15) days after demand therefor by the Landlord (with respect to each calendar year during the Term), pay to the Landlord as Additional Rent the amount obtained by multiplying (1) the number of square feet of space within the Premises by (2) the amount by which (A) the Annual Operating Costs per square foot of the Premises for such calendar year (as derived under the provisions of subsection 4.2(c) hereto exceeds (B) the Original Additional Rent Factor.

(v) **Proration.**. If only part of any calendar year falls within the Term, the amount computed as Additional Rent with respect to such calendar year under the foregoing provisions of this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of such calendar year shall not impair the Tenant's obligation hereunder to pay such pro-rated portion of such Additional Rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).

(vi) **Landlord's right to estimate.** Anything contained in the foregoing provisions of this subsection to the contrary notwithstanding, the Landlord may, at its discretion, make from time to time during the Term a reasonable estimate of the Additional Rent which may become due under such provisions with respect to any calendar year, and may require the Tenant to pay to the Landlord with respect to each calendar month during such year one-twelfth (1/12) of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month. In such event, the Landlord shall cause the actual amount such Additional Rent to be computed and certified to the Tenant within 120 days after the end of such calendar year, and the Tenant or the Landlord, as the case may be, shall promptly thereafter pay to the other the amount of any deficiency or overpayment therein, as the case may be.

(c) **When due and payable.**

(i) The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first (1st) day of each calendar month during such Lease Year; provided, that the installment of the Base Rent payable for the first full calendar month of the Lease Year shall be due and payable on the full execution and delivery of the Lease; and provided, further, that if the Lease Commencement Date shall occur on a day other than the first day of a calendar month, the Tenant shall pay to the Landlord on the full execution and delivery of the Lease the installment of Base Rent due for the first full calendar month of the Term and for the prorated portion of the calendar month in which the Lease Commencement Date occurs.

(ii) Any Additional Rent accruing to the Landlord under any provision of the Lease shall, except as is otherwise set forth herein, be due and payable when the installment of the Base Rent next falling due after such Additional Rent accrued becomes due and payable, unless the Landlord makes written demand upon the Tenant for payment thereof at any earlier time, in which event such Additional Rent shall be due and payable at such time.

(iii) Each such payment shall be made promptly when due, without any deduction or setoff whatsoever, and without demand, failing which the Tenant shall pay to the Landlord as Additional Rent, for each day on which such payment is due but unpaid, a late charge equalling 1/365th of fifteen percent (15%) for such payment.

(d) **Where and how payable.** The Tenant shall pay the Rent to the Landlord, in lawful currency of the United States of America, by mailing it (postage prepaid) to the Landlord at c/o Pennswood Property Company, 90 Cricket Avenue, 2nd Floor, Ardmore, Pennsylvania 19003, or to such other address or in such other manner as the Landlord from time to time specifies by written notice to the Tenant. Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord's acceptance thereof constituted payment in full of the amount of Rent then due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

(e) **Security Deposit.**

(i) Simultaneously with the full execution and delivery of the Lease by the parties hereto, the Tenant shall deposit the Security Deposit with the Landlord, which shall be retained by the Landlord as security for the Tenant's payment of the Rent and its performance of all of its other obligations under the provisions of the Lease.

(ii) Upon the occurrence of an Event of Default, the Landlord shall be entitled, at its sole discretion,

(A) to apply any or all of such sum in payment of (A) any Rent, for the payment of which the Tenant is in default, (B) any expense incurred by the Landlord in curing any such default, and/or (C) any damages incurred by the Landlord by reason of such default (including, by way of example rather than of limitation, the expense of reasonable attorneys' fees); or

(B) to retain any or all of such sum in liquidation of any or all damages suffered by the Landlord by reason of such default.

(iii) Upon the termination of the Lease, any of such sum which is not so paid or retained shall be returned to the Tenant.

(iv) Such sum shall not bear interest while being held by the Landlord hereunder.

(f) Tax on Lease.. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon

(i) the Landlord with respect to the Lease or the value thereof, (b) the Tenant's use or occupancy of the Premises, (c) the Base Rent, the Additional Rent or any other sum payable under the Lease, or (d) this transaction, except if and to the extent that such tax, assessment, levy or other charge is included in the Annual Operating Costs, the Tenant shall pay the amount thereof as Additional Rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so, in which event the Landlord may, at its election, terminate the Lease by giving notice thereof to the Tenant.

5. **Assignment and Subletting.**

(a) The Tenant shall not mortgage, pledge or encumber the Lease.

(b) The Tenant shall not assign the Lease, or sublet or underlet any or all of the Premises, or permit any other person or entity to occupy any or all of the Premises, without on each occasion first obtaining the Landlord's written consent thereto (which consent shall not be unreasonably withheld, but may be conditioned, inter alia, upon the entry by the assignee into an appropriate instrument by which it assumes the Tenant's obligations under the provisions of the Lease). For purposes of the foregoing provisions of this subsection, a transfer by any person or persons controlling the Tenant on the date hereof of such control to a person or persons not controlling the Tenant on the date hereof shall be deemed to be an assignment of the Lease. No such action taken with or without the Landlord's consent shall in any way relieve or release the Tenant from liability for the timely performance of all of the Tenant's obligations hereunder. The Landlord shall be entitled to receive and retain, and the Tenant shall promptly remit to the Landlord, any profit which may inure to the Tenant's benefit as a result of any such assignment, subletting or underletting, whether or not consented to by the Landlord.

(c) Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither the Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises or any other portion of the Property shall enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises or any other portion of the Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived by any person from the space in the Premises or other portion of the Property so leased, used, occupied or utilized (other than any amount based on a fixed percentage or percentages of receipts or sales).

6. **Tenant's plan for improvements.**

(a) Leasehold improvements. The Landlord, at its sole cost and expense, shall make the Tenant Improvements to the Premises. The Landlord shall use its reasonable efforts so that the Landlord shall have completed the Tenant Improvements and tendered possession of the Premises to the Tenant for occupancy by the Tenant in accordance with the terms hereof (both such obligations of the Landlord being hereinafter called "the Tenant Improvement Obligations") on or before the Projected Delivery Date; but the Landlord shall have no liability to the Tenant hereunder if prevented from doing so by reason of any (a) strike, lock-out or other labor troubles, (b) governmental restrictions or limitations, (c) failure or shortage of electrical power, gas, water, fuel oil, or other utility or service, (d) riot, war, insurrection or other national or local emergency, (e) accident, flood, fire or other casualty, (f) adverse weather condition, (g) other act of God, (h) inability to obtain a building permit or a certificate of occupancy, or (i) other cause similar or dissimilar to any of the foregoing and beyond the Landlord's reasonable control (in which event the Lease Commencement Date and the Lease Termination Date shall be postponed for a length of time equalling the length of such delay). In the event that the Landlord is for any of the aforedescribed reasons unable to fulfill the Tenant Improvement Obligations by the Projected Delivery Date, then, and in such event (i) the Lease Commencement Date shall be postponed for such period of time as is necessary to permit the Landlord to fulfill the Tenant Improvement Obligations, (ii) the Lease Termination Date shall be redetermined in accordance with the provisions of Section 2 hereof as a result of the postponement of the Lease Commencement Date, and (iii) the Tenant shall accept possession of the Premises immediately upon fulfillment of the Tenant Improvement Obligations.

(b) Acceptance of possession. Except for (a) latent defects or incomplete work which would not reasonably have been revealed by an inspection of the Premises made for the purpose of discovering the same at the time of the Tenant's assumption of possession of the Premises, and (b) any other items of incomplete work which are set forth on a punch list submitted to and approved in writing by the Landlord prior to such assumption of possession, by its assumption of possession of the Premises,

the Tenant shall for all purposes of the Lease be deemed to have accepted them and to have acknowledged them to be in the condition called for hereunder.

7. **Fire and other casualty.**

(a) **General**. If the Premises are damaged by fire or any other casualty during the Term,

(i) the Landlord shall restore the Premises with reasonable promptness (taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, but in any event within one hundred fifty (150) days after the date of such casualty) to substantially their condition immediately prior to such casualty, and may temporarily enter and possess any or all of the Premises for such purpose (provided, that the Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by the Tenant); but

(ii) the times for commencement and completion of any such restoration shall be extended for the period (not longer than sixty (60) days) of any delay occasioned by the Landlord in doing so arising out of any of the causes enumerated in the provisions of subsection 6.1 hereof. If the Landlord undertakes to restore the Premises and such restoration is not accomplished within the said period one hundred fifty (150) days plus the period of any extension thereof, as aforesaid, the Tenant may terminate the Lease by giving notice thereof to the Landlord within thirty (30) days after the expiration of such period, as so extended; and

(iii) for so long as the Tenant is deprived of the use of any or all of the Premises on account of such casualty, the Base Rent and any Additional Rent payable under the provisions of subsection 4.2 hereof shall be abated in proportion to the number of square feet of the Premises rendered substantially unfit for occupancy by such casualty, unless, because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by the Tenant for the purposes set forth in the provisions of Section 3 hereof, in which event the Base Rent and any such Additional Rent shall be abated entirely during such period of deprivation.

(b) **Substantial destruction**. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding,

(i) if during the Term the Building or any of the other buildings on the Property are so damaged by fire or any other casualty that (i) either the Premises, the Building (whether or not the Premises are damaged), or any of such other buildings on the Property (whether or not the Premises are damaged), are rendered substantially unfit for occupancy, as reasonably determined by the Landlord, or (ii) the Building or any of the other buildings on the Property are damaged to the extent that the Landlord reasonably elects to demolish the Building or any of such other buildings on the Property, then in either case the Landlord may elect to terminate the Term as of the date of the occurrence of such damage by giving notice thereof to the Tenant within thirty (30) days after such date; and

(ii) in such event, (i) the Tenant shall pay to the Landlord the Base Rent and any Additional Rent (apportioned, where applicable) to the time of such termination, (ii) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such termination, and (iii) the Landlord may enter upon and repossess the Premises without further notice.

(c) **Tenant's negligence**. Anything contained in any provision of the Lease to the contrary notwithstanding, if any such damage to the Premises, the Building or any of such other buildings on the Property is caused by or result from the negligent or intentionally tortious act or omission of the Tenant, those claiming under the Tenant or any of their respective officers, employees, agents or invitees,

(i) the Rent shall not be suspended or apportioned as aforesaid, and

(ii) except if and to the extent that the Tenant is released from liability therefore pursuant to the provisions of subsection 12.4 hereof, the Tenant shall pay to the Landlord upon demand, as Additional Rent, the cost of (1) any repairs and restoration made or to be made as a result of such damage, or (ii) (if the Landlord elects not to restore the Building or any of such other buildings on the Property) any damage or loss which the Landlord may incur as a result of such damage.

8. **Maintenance and services.**

(a) **Ordinary services**. The cost of all electricity provided to and consumed at the Premises during the Term shall be paid by the Tenant when and as due. Certain other ordinary services shall be provided (and the costs thereof shall be paid) in the manner described in Section B of the Lease.

(b) **Extraordinary services**. If the Tenant requires additional electrical current or installs electrical equipment (including, by way of example rather than of limitation, any electrical heating or refrigeration equipment, electronic data processing machine, punch-card machine, or machinery or equipment using current in excess of 110 volts), the Tenant may install any such lines or equipment if (a) it pays the cost of any such installation, and (b) it has first obtained the Landlord's written approval thereof.

(c) **Maintenance and alterations by Tenant.**.

(i) Except to the extent provided to the contrary in Section B of the Lease, the Tenant shall, at its sole cost and expense, maintain the non-structural parts of the interior of the Premises in good repair and condition, damages by causes reasonably beyond the Tenant's control and ordinary wear and tear excepted.

(ii) The Tenant shall not make or permit to be made any alteration, addition or improvement to the Premises without first obtaining the Landlord's written consent thereto (which, in the case of non-structural alterations, additions and improvements only, shall not be unreasonably withheld). If the Landlord consents to any such proposed alteration, addition or improvements, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the remainder of the Property by any tenant thereof or any other person.

(d) **Maintenance by Landlord.**

(i) The Landlord shall maintain (subject to reimbursement pursuant to the provisions of Section 4 hereof and any other provision of the Lease) the roof, structure and the remainder of the exterior of the Building, as well as each sidewalk and parking lot from time to time existing within the Property, all in good order and repair (which maintenance shall include the removal of snow from each such sidewalk and parking lot).

(ii) If the Tenant determines that the Landlord has not taken any action which it is required to take under the foregoing provisions of this subsection, the Tenant shall take no action hereunder on account hereof unless the Landlord has failed to take such action diligently and within a reasonable time after the Tenant has given written notice thereof to the Landlord.

9. **Defaults by the Tenant.**

(a) **Definition**: As used in the provisions of the Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default".

(i) If the Tenant (i) fails to pay the Rent or any other sum which the Tenant is obligated to pay by any provision of the Lease, when and as it is due and payable hereunder and without demand therefor, or (ii) in any respect violates any of the terms, conditions or covenants set forth in the provisions of the Lease; or

(ii) if the Tenant (i) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or

(iii) if (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to the Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after the expiration of any stay hereof.

(b) **Notice to Tenant; grace period**. Upon the occurrence of an Event of Default the Landlord shall not exercise any right or remedy which it holds under any provision of the Lease or under applicable law unless and until

(i) the Landlord has given written notice thereof to the Tenant, and

(ii) the Tenant has failed, (i) if such Event of Default consists of the failure to pay money, within ten (10) days thereafter to pay all of such money, or (ii) if such Event of Default consists of something other than the failure to pay money, within thirty (30) days thereafter actively, diligently and in good faith to proceed to cure such Event of Default and to continue to do so until it is fully cured; provided, that

(iii) no such notice shall be required, and the Tenant shall be entitled to no such grace period, (i) more than twice during any twelve (12) month period, or (ii) if the Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises for the Permitted Uses, or (iii) if any Event of Default enumerated in the provisions of subsections 9.1 (b) or 9.1 (c) hereof has occurred.

(c) Landlord's rights upon Event of Default. Upon the occurrence of any Event of Default, which Event of Default has continued after the giving of all required notices and the expiration of any applicable cure periods, the Landlord may

(i) terminate the Lease by giving notice thereof to the Tenant, without giving the Tenant any further right to cure the Event of Default;

(ii) re-enter and repossess the Premises and any and all improvements thereon and additions thereto;

(iii) declare the entire balance of the Rent for the remainder of the Term to be due and payable, and collect such balance in any manner not inconsistent with applicable law;

(iv) relet any or all of the Premises for the Tenant's account for any or all of the remainder of the Term as hereinabove defined, or for a period exceeding such remainder, in which event the Tenant shall pay to the Landlord any deficiency in the Base Rent and any Additional Rent resulting, with respect to such remainder, from such reletting, as well as the cost to the Landlord of any repairs or other actions (including those taken in exercising the Landlord's rights under any provision of the Lease) taken by the Landlord on account of such Event of Default, and any repossession costs, brokerage commissions, alteration costs, expenses or preparation for such reletting and reasonable attorneys' fees, and any other costs of such termination, repossession and/or reletting; and/or

(v) pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law. No provision of this Section 9.3 shall relieve the Tenant of its liabilities and obligations under the Lease, all of which shall survive any termination of the Lease, or repossession and/or reletting of the Premises. The Landlord shall not be deemed to accept a surrender of the Lease or otherwise discharge the Tenant because the Landlord takes or accepts possession of the Premises or exercises control over the Premises following an Event of Default. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of the Landlord by a duly authorized officer or employee. Furthermore, in the event of any such termination of the Lease or any such repossession or reletting of the Premises, the Tenant shall be liable to the Landlord for and shall pay to the Landlord, in addition to the Rent and any other sums thereinabove described, such costs, expenses and reasonable attorneys' fees as shall be incurred by the Landlord in connection with the termination of the Lease or the repossession and/or reletting of the Premises.

(d) Confession of Judgment.

(i) The Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five days' notice shall be sufficient in any case where a longer period may be statutorily specified.

(A) In addition to, and not in lieu of any of the foregoing rights granted to the Landlord:

(I) THE TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY THE TENANT TO THE LANDLORD UNDER OR BY REASON OF THE LEASE AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST THE TENANT FOR ALL OR ANY PART OF THE RENT

SPECIFIED IN THE LEASE AND THEN UNPAID INCLUDING, AT THE LANDLORD'S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THE LEASE, AND ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEYS' FEES OF 5%. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THE LEASE.

(II) WHEN THE LEASE OR THE TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THE LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM OF THE LEASE OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR THE TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST THE TENANT AND ALL PERSONS CLAIMING UNDER THE TENANT, WHEREUPON, IF THE LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO THE TENANT, THE LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THE LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES.

(III) IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT OR FOR RENT IN ARREARS, THE LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THE LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(B) The Tenant releases the Landlord and any and all attorneys who may appear for the Landlord, all errors in any proceedings taken by the Landlord, whether by virtue of the powers of attorney contained in the Lease or not, and all liability therefor. The Tenant expressly waives the benefits of all laws, now or thereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale. The Tenant further waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees except as otherwise provided herein that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(C) ________ (INITIAL). <u>TENANT WAIVER</u>.. THE TENANT SPECIFICALLY ACKNOWLEDGES THAT THE TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. THE TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, THE LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, THE LANDLORD SHALL PROVIDE FULL CREDIT TO THE TENANT FOR ANY MONTHLY CONSIDERATION WHICH THE LANDLORD RECEIVES FOR THE PREMISES. FURTHERMORE, THE TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST THE LANDLORD AND THE LANDLORD'S COUNSEL FOR VIOLATION OF THE TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THE LEASE.

(ii) All remedies available to the Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. No determination of the Lease nor taking or recovering possession of the Premises shall deprive the Landlord of any remedies or actions against the Tenant for rent, for charges, or for damages for the breach of any term, covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of term, covenant, or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture to obtain possession. The failure of the Landlord to insist upon strict or prompt performance of the terms, agreements, covenants and conditions of the Lease or any of them or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of the Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

(iii) The Tenant shall pay upon five (5) days' prior demand all of the Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by the Landlord incurred in enforcing the Tenant's obligations hereunder or incurred by the Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord, without the Landlord's fault, to become involved or concerned.

(e) **Landlord's right to cure**. Upon the occurrence of an Event of Default, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights which it may have hereunder or under applicable law as a result thereof, and after giving the Tenant written notice of the Landlord's intention to do so except in the case of emergency, to cure such Event of Default, and the Tenant shall reimburse the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at a lesser of the rate of fifteen percent (15%) per annum or the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable by the Tenant immediately upon demand therefor by the Landlord.

10. **Holding over**. The Tenant shall not continue to occupy the Premises after the expiration or earlier termination of the Term, unless the Landlord consents in writing to such continuation of occupancy, in which event

(a) such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, at least sixty (60) days before the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

(b) anything contained in the foregoing provision of this Section to the contrary notwithstanding, the rental payable with respect to each such monthly period shall equal one-twelfth (1/12) of the Base Rent and the Additional Rent payable under the provisions of Section 4 hereof (calculated in accordance with such provisions of Section 4 as if the Lease had been renewed for a period of twelve (12) full calendar months after such expiration or earlier termination of the Term); and

(c) such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provisions of the Lease, provided, that if the Landlord gives to the Tenant, at least sixty (60) days before the end of any calendar month during such month-to-month tenancy, notice that such terms and conditions (including any thereof relating to the amount and payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified (except that in no event shall the amount of Rent payable pursuant to such terms and conditions, as so modified, be greater than twice the amount of Rent that would otherwise have been payable by the Tenant hereunder without regard to such modifications of the terms and conditions relating to the amount of Rent).

11. **Landlord's right of entry**. The Landlord and its agents shall be entitled to enter the Premises at any reasonable time.

(a) to inspect the Premises,

(b) to exhibit the Premises to any existing or prospective purchaser or Mortgagee (hereinafter defined) thereof or any prospective tenant thereof,

(c) to make any alteration, improvement or repair to the Building or the Premises, or

(d) for any other purpose relating to the operation or maintenance of the Property; provided, that the Landlord shall (a) (unless doing so is impractical or unreasonable because of

emergency) give the Tenant at least twenty-four (24) hours prior notice of its intention to enter the Premises, and (b) use reasonable efforts to avoid thereby interfering any more than is reasonably necessary with the Tenant's use and enjoyment thereof.

12. **Insurance and indemnification.**

(a) **Increase in risk.**. The Tenant

(i) shall not do or permit to be done any act or thing as a result of which either (i) any policy of insurance of any kind covering any or all of the Property or any liability of the Landlord in connection therewith may become void or suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and

(ii) shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach of such covenant.

(b) **Insurance to be maintained by Tenant.** The Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, occurring within the Premises or arising out of the use thereof by the Tenant or its agents, employees, officers or invitees, visitors and guests under one or more policies of general public liability insurance having such limits as to each as are reasonably required by the Landlord from time to time (but in any event not less than (a) One Million Dollars ($1,000,000.00) for injury to or death of any one or more persons during any one occurrence, and (b) Five Hundred Thousand Dollars ($500,000.00) for property damage or destruction during any one occurrence. Such policies shall name the Landlord and the Tenant (and, at the Landlord's request, any Mortgagee) as the insured parties, shall provide that they shall not be cancellable without at least thirty (30) days' prior written notice to the Landlord (and, at the Landlord's request, any such Mortgagee), and shall be issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Pennsylvania.

(c) **Insurance to be maintained by Landlord.** The Landlord shall maintain throughout the Term all-risk or fire and extended coverage insurance upon the Building, in such minimum amounts and having such forms of coverage as are required from time to time by the Landlord's lender. The cost of the premiums for such insurance and of each endorsement thereto shall be deemed, for purposes of Section 4 hereof, to be part of the costs of operating and maintaining the Property.

(d) **Waiver of subrogation.** If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party hereto, to and only to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agents or employees; provided, that such release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy.

(e) **Liability.**. Except if and to the extent that the Tenant is released from liability to the Landlord pursuant to the provisions of subsection 12.4 hereof, the Tenant shall be responsible for, and shall indemnity and hold harmless the Landlord against and from any and all claims, demands, liability and damages arising out of any injury to or death of any person or damage to any property (a) occurring within the Premises for any reason whatsoever, or (b) occurring elsewhere on the Property by reason of the Tenant's occupancy or use of the Premises or any other portion of the Property.

13. **Eminent domain.**

(a) **Right to award.**.

(i) If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed, without deduction therefrom for any leasehold or other estate held by the Tenant by virtue of the Lease.

(ii) The Tenant hereby (i) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award, (ii) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (A) the value of the then unexpired portion of the Term, (B) leasehold damages, and (C) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (iii) agrees to execute any and all further documents which may be required in order to facilitate the Landlord's collection of any and all such awards.

(iii) Subject to the operation and effect of the foregoing provisions of this Section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages of costs incurred by the Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

(b) <u>Effect of Condemnation</u>.

(i) If (i) all of the Premises are covered by a Condemnation, or (ii) if any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant's business, or (iii) any of the Building or any of the other buildings or portions thereof on the Property are covered by a Condemnation (whether or not the Premises are covered) and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, then, in the event of any occurrence described in clauses (i) or (ii) above, the Term shall automatically terminate as herein provided, or, in the event of any occurrence described in clause (iii), the Term shall terminate in accordance with the provisions described herein at the sole option of the Landlord, which option shall be exercised by the giving of notice thereof to the Tenant. In the event of any termination of the Lease pursuant to the provisions of this subsection, the Term shall terminate on the date upon which possession of so much of the Premises, the Building or such other buildings on the Property, as the case may be, as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including, by way of example rather than of limitation, any Additional Rent payable pursuant to the provisions of subsection 4.2 hereof), taxes, and other charges payable hereunder shall be prorated and paid to such date.

(ii) If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of the Lease shall be unaffected by such Condemnation, except that the Base Rent and the Additional Rent payable under the provisions of Section 4 hereof shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

(c) If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's ability to use the Premises, or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.

(d) Except for any separate proceeding brought by the Tenant under the provisions of subsection 13.1(c) hereof, the Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right which it might otherwise have to participate therein.

14. <u>Mechanics' and materialmen's liens</u>.

(a) The Tenant shall bond, remove or have removed any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, the Property, or any other property owned or leased by the Landlord, by reason of labor or materials provided for or at the request of the Tenant or any of its contractors or subcontractors (other than labor or materials provided by the Landlord pursuant to the provisions of Section 6 hereof), or otherwise arising out of the Tenant's use or occupancy of the Premises or any other portion of the Property, and

(b) The Tenant shall indemnify and hold harmless the Landlord against and from any and all liability or expense (including, by way of example rather than of limitation, that of reasonable attorneys' fees) incurred by the Landlord on account of any such lien or claim.

(c) The Tenant, for itself and any and all subtenants, contractors, subcontractors and other parties acting for, through or under the Tenant, covenants and agrees with the Landlord that no mechanics' liens or claims shall be filed or maintained by it, them, or any of them, against the Premises, or any part of the Premises, and/or against the leasehold created by the Lease, for or on account of any work done or materials furnished under the Lease or any supplement to the Lease or under any contract

for any construction, reconstruction, maintenance and repair work on the Premises. The Tenant, for itself, and any and all subtenants, contractors, subcontractors and parties acting through or under the Tenant, hereby expressly waives and relinquishes the right to have, file or maintain any such mechanics' liens or claims. Prior to the performance of any work on the Premises, the Tenant shall cause to be filed of record, and will require its contractors to file of record, a waiver of mechanics' liens in form and substance satisfactory to the Landlord. Prior to final payment to any contractors, subcontractor or material supplier with respect to any work done or materials furnished in or to the Premises, the Tenant shall obtain and furnish to the Landlord written releases of mechanics' liens with respect to all such work and/or materials.

15. **Quiet enjoyment; surrender.**

(a) **Surrender.**.

(i) Upon the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in good order and repair (damages reasonably beyond the Tenant's control and ordinary wear and tear excepted), and broom clean.

(ii) Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises (i) shall, immediately upon the completion of the installation thereof, be and become the Landlord's property without payment therefore by the Landlord, and (ii) shall be surrendered to the Landlord upon the expiration or earlier termination of the Term, except that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property generally) shall remain the Tenant's property and shall be removed by the Tenant within five (5) days after the expiration or earlier termination of the Term, and the Tenant shall promptly thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof.

16. **Relocation of Tenant.**. The Landlord, at its sole expense, upon not less than sixty (60) days prior written notice to the Tenant, may require the Tenant to relocate from the Premises to other premises in the Building of comparable size and decor in order to permit the Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in or coming into the Building; provided, however, that in the event of receipt of any such notice, the Tenant, by notice to the Landlord, may elect not to relocate to such other premises, and in lieu thereof, may terminate the Lease. In the event of any such relocation, the Landlord shall pay all the expenses of the (a) preparing and decorating the new premises so that such premises will be substantially similar to the original Premises; and (b) the expenses of moving the Tenant's furniture and equipment to the new Premises. The use and occupancy by the Tenant of the new Premises shall be under and pursuant to the same terms, conditions and provisions of the Lease and that Tenant shall execute any and all amendments to the Lease as the Landlord shall deem necessary to effectuate provisions of this paragraph.

17. **Rules and Regulations.**. The Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations"), having uniform applicability to all tenants of the Building and governing the use and enjoyment of the Building and the remainder of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises, in accordance with the provisions of the Lease, for the Permitted Uses. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so.

18. **Subordination; attornment and non-disturbance.**

(a) **Subordination.** The Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease and/or other instrument or encumbrance heretofore or hereafter placed by the Landlord upon any and or all of the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination.

(b) **Attornment and non-disturbance.** The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"), (a) execute, enseal, acknowledge and deliver such further instrument or instruments evidencing such subordination as the Landlord or such Mortgagee may deem necessary or desirable, and (b) attorn to such Mortgagee.

(c) **Rights of Mortgagee.** Anything contained in the provisions of this Section to the contrary notwithstanding, any Mortgagee may at any time subordinate the lien of its Mortgage to the

operation and effect of the Lease without the necessity of obtaining the Tenant's consent thereto, by giving the Tenant notice thereof, in which event the Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of the County in which the Property is located, and thereafter such Mortgagee shall have the same rights with respect to the Lease as though the Lease had been executed and recorded among the said Land Records before the execution and delivery of such Mortgage.

19. **Estoppel certificate**.. The Tenant shall from time to time, within five (5) days after being requested to do so by the Landlord or any Mortgagee, execute, enseal, acknowledge and deliver to the Landlord an instrument in recordable form,

(a) certifying

(i) that the Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification);

(ii) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid in advance of the dates on which payment thereof is due hereunder, if any;

(iii) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder;

(iv) that the Tenant has accepted possession of the Premises, and the date on which the Term commenced;

(v) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord is then in default in the performance of any of its obligations hereunder (and, if so, specifying the nature of each such default); and

(vi) as to any other fact or condition reasonably requested by the Landlord, any Mortgagee or prospective Mortgagee or purchaser of any or all of the Premises, the Property or any interest therein, or any assignee or prospective assignee of any interest of the Landlord under the Lease; and

(b) acknowledging and agreeing that any statement contained in any such certificate may be relied upon by the Landlord and any such other person.

20. **Notices**. Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be

(a) in writing, and

(b) deemed to have been provided (a) forty-eight (48) hours after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, to the address of such party set forth hereinbelow or to such other address in the United States of America as such party may designate from time to time by notice to the other, or (b) (if such party's receipt thereof is acknowledged in writing) given by hand or other delivery to such party.

(c) sent to 90 Cricket Avenue, 2nd Floor, Ardmore, Pennsylvania 19003, in care of Pennswood Property Company, if intended for the Landlord, with a copy to Howard R. Majev, Esquire, Rudnick, Wolfe, Epstien & Zeidman, 1201 New York Avenue, N.W., Penthouse, Washington, D.C. 20005-3919.

(d) sent to the Premises if intended for the Tenant.

21. **General**.

(a) **Effectiveness**. The Lease shall become effective upon and only upon the execution and delivery hereof by each party hereto.

(b) **Complete understanding**. The Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between the parties hereto as to the same.

(c) Amendment.. The Lease may be amended by and only by an instrument executed and delivered by each party hereto.

(d) Applicable Law.. The Lease shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania, and any action or proceeding arising hereunder shall be brought in a court having jurisdiction in the Commonwealth of Pennsylvania.

(e) Waiver. The Landlord shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by the Landlord in exercising any such right shall be deemed to be a waiver of the future exercise thereof). No such waiver made with respect to any instance involving the exercise of any such right shall be deemed to be a waiver with respect to any other such instance, or any other such right.

(f) Time of essence.. Time shall be of the essence of the Lease.

(g) Headings.. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

(h) Construction. As used herein,

(i) the term "person" means a natural person, a trustee, a corporation, a partnership and any other form of legal entity; and

(ii) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, by deemed to have been made to such Section, subsection, paragraph or subparagraph of the Lease.

(i) Severability.. No determination by any court, governmental body or otherwise that any provision of the Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

(j) WAIVER OF JURY TRIAL. THE LANDLORD AND THE TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES OF THE LEASE AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANYWAY CONNECTED WITH THE LEASE OR IT'S TERMINATION, THROUGH RELATIONSHIP WITH THE LANDLORD AND THE TENANT, THE TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM, INJURY OR DAMAGE RELATED THERETO.

(k) Recording. The Landlord and the Tenant hereby agree that neither the Lease nor any memorandum thereof shall be recorded, and if recordation should take place in contravention of the terms of this section or by subsequent written agreement of the parties hereto amending the provisions of this section, the party causing such recordation shall pay all costs of such recordation, including, but not limited to, the transfer taxes and documentary stamp taxes thereon.

(l) Definition of "the Landlord".

(i) As used herein, the term "the Landlord" means the entity hereinabove named as such, and its successors and assigns (each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed the Lease as the Landlord).

(ii) No person holding the Landlord's interest hereunder (whether or not such person is named as "the Landlord" herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.

(iii) Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of the Lease. If the Landlord defaults in the performance of any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord's equity, interest and rights in the Property for satisfaction of the Tenant's remedies on account thereof.

(m) **Definition of "the Tenant"**. As used herein, the term "the Tenant" means each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed have it originally executed the Lease as the Tenant; provided, that no such right or privilege shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Section 5. Whenever two or more persons constitute the Tenant, all such persons shall be jointly and severally liable for the performance of the Tenant's obligations hereunder.

(n) **Attorney's Fees**.. If the Landlord shall being an action regarding any of the terms or conditions of the Lease or any of its rights hereunder, Landlord, if prevailing in any such action on trial or appeal, shall be entitled to reasonable attorneys' fees as fixed by the court to be paid by the Tenant. The term "attorneys' fees" shall include, but is not limited to, reasonable attorneys' fees incurred in any and all judicial, bankruptcy, reorganization, administrative and other proceedings, including appellate proceedings, whether the proceedings arise before or after the entry of a final judgment and all costs and disbursements in connection with the matter.

(o) **Conflicts**.. In the event that any of the terms, conditions and provisions of these General Conditions shall conflict with any of the terms, conditions or provisions of any other portions of the Lease, then, and in each such event, the terms, conditions and provisions of such other portions of the Lease shall be controlling.

ACREEMENT OF LEASE

EXHIBIT B

DESCRIPTION OF THE LAND

ALL THAT CERTAIN tract or piece of ground, Situate partly in the Township of Charlestown and partly in the Township of East Whiteland, County of Chester and Commonwealth of Pennsylvania, bounded and described according to a plan of Great Valley Corporate Center Commerce Park Parcel I, by F Daniel Cathers & Associates, Inc. dated 5/18/87 and surveyed by David A. Plum
, Inc. dated 9/30/98, as follows, to wit:

BEGINNING, at a point on the Southeast side of Phoenixville Pike at a corner of Parcel X as shown on said plan, thence extending from said point of beginning and along the said side of Phoenixville Pike the three following courses and distances; (1) North 56 degrees 31 minutes 30 seconds East 342.00 feet to a point; (2) South 33 degrees 28 minutes 30 seconds East 10.00 feet to a point of curve, thence extending along the arc of a circle curving to the right having a radius of 43.00 feet the arc distance of 67.71 feet to a point of tangent on the southwest side of Spring Mill Drive, thence extending along, the same South 33 degrees 15 minutes 00 seconds East crossing the Township Line dividing the Township of Charlestown and the Township of East Whiteland 676.42 feet to a point, a corner of Parcel XVI on said plan, thence extending partly along the same and partly along Parcel XIV South 72 degrees 59 minutes 00 seconds West crossing the northerly side of a railroad easement 446.06 feet to a point, thence extending still along a Parcel XIV South 62 degrees 58 minutes 00 seconds West 182.60 feet to a corner of Parcel X aforesaid, thence extending along the same North 33 degrees 28 minutes 30 seconds West recrossing the northerly side of the railroad easement and the Township Line 582.75 feet to a point on the Southeast side of Phoenixville Pike, being the first mentioned point and place of beginning.

Being Parcel I on said plan.

Being Tax Parcel Number 35-4-103,

Containing 8.791 Acres more or less in Charlestown Township
0.018 Acres more or less in East Whiteland Township

AGREEMENT OF LEASE

EXHIBIT C

LOCATION OF ORIGINAL PREMISES AND ADDITIONAL PREMISES



2 - 30 Spring Mill Drive
Malvern, PA

AGREEMENT OF LEASE

EXHIBIT D

PLANS AND SPECIFICATIONS
FOR TENANT IMPROVEMENTS

Landlord will complete the following work to the Premise at Landlord's sole cost.

1. Install manually operated standard loading dock door.
2. Install locks on all doors as necessary to secure the Premises.
3. Install partition wall per plan.


New Partition
WALL

AGREEMENT OF LEASE

EXHIBIT E

CURRENT RULES AND REGULATIONS

1. The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by the Tenant or used by the Tenant for any purpose other than ingress and egress from and to the Tenant's offices. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any tenant of the Property.

2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building.

3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord. If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord's written consent thereto.

4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or in any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances shall be provided by and only by the Landlord and at the Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord. The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without first obtaining the Landlord's written consent thereto.

5. The Tenant shall not place any additional lock upon any door within the Premises or elsewhere upon the Property, and shall surrender all keys for all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

6. The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property an matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No bird, fish or other animal shall be brought into or kept in or about the Premises.

7. So that the Premises may be kept in a good state of preservation and cleanliness, the Tenant shall, while in possession of the Premises, permit only the Landlord's employees and contractors to clean the Premises unless prior thereto the Landlord otherwise consents in writing. The Landlord shall not be responsible to the Tenant for any damage done to any furniture or other property of the Tenant or any other person caused by any of the Landlord's employees or any other person, for any loss sustained by any of the Tenant's employees, or for any loss of property of any kind in or from the Premises, however occurring. The Tenant shall see each day that the windows are closed and the doors securely locked before leaving the Premises, and that all lights and standard office equipment within the Premises are turned off.

8. If the Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises, (b) to requires the changing of wiring connections or layout at the Tenant's expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by the Landlord, with

the number of the office to which such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.

9. A directory will be provided by the Landlord on the ground floor of the Building, on which the Tenant's name may be placed.

10. No furniture, package, equipment, supplies or merchandise may be received in the Building, or carried up or down in the elevators or stairways, except during such hours as are designated for such purpose by the Landlord, and only after the Tenant gives notice thereof to the Landlord. The Landlord shall have the exclusive right to prescribe the method and manner in which any of the same is brought into or taken out of the Building, and the rights to exclude from the Building any heavy furniture, safe or other article which may create a hazard and to require it to be located at a designated place in the Premises. The Tenant shall not place any weight anywhere beyond and safe carrying capacity of the Building. The cost of repairing any damage to the Building or any other part of the Property caused by taking any of the same in or out of the Premises, or any damage caused while it is in the Premises or the rest of the Building, shall be borne by the Tenant.

11. Without the Landlord's prior written consent, (a) nothing shall be fastened to (and no hole shall be drilled, or nail or screw driven into) any wall or partition (provided, however, that the Landlord shall not unreasonably withhold its consent on such basis in connection with any request by the Tenant to hang ordinary pictures, decorations and wall coverings on the interior walls of the Premises), (b) no wall or partition shall be painted, papered or otherwise covered or moved in any way or marked or broken, (c) no connection shall be made to any electrical wire for running any fan, motor or other apparatus, device or equipment, (d) no machinery of any kind other than customary small business machinery shall be allowed in the Premises, (e) no switchboard or telephone wiring or equipment shall be placed anywhere other than where designed by the Landlord, and (f) no mechanic shall be allowed to work in or about the Building other than one employed by the Landlord.

12. The Tenant shall have access to the Premises at all reasonable times. The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants of the Property or any property within the Property.

13. The Landlord shall have the right to rescind, suspend or modify these Rules and Regulations and to promulgate such other Rules and Regulations as, in the Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Tenant's lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

14. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

15. The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service), closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. The Tenant shall comply with all reasonable Rules and Regulations from time to time promulgated by the Landlord with respect to such systems or their use.

16. The Tenant shall not during any period of time use or permit to be used the Premises on a regular basis by more than one (1) person for each one hundred fifty (150) square feet of floor area within the Premises.

17. Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such non-enforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

AGREEMENT OF LEASE
MODIFICATIONS RIDER

This Rider is attached to and made a part of the Lease made between the Landlord and the Tenant with respect to the Premises. In the event that any of the terms, conditions or provisions of this Rider shall conflict with any of the terms, conditions and provisions of any of the other portions of the Lease, the terms, conditions and provisions of this Rider shall be controlling. The Landlord and the Tenant further agree as follows:

1. Each defined term used in this Rider shall have the definition given to such term in this Rider, or, if no definition is given to such term in this Rider, it shall have the definition given to such term in the other portions of the Lease.

2. Tenant will be responsible for maintenance of the HVAC system through out the term of the lease. Tenant will maintain a service contract calling for servicing of the equipment at least twice per calendar year, with a reputable HVAC service contractor to be approved by Landlord. Landlord will turn the HVAC system over to Tenant in good working order.

3. Landlord will be responsible for any cost for repairs/replacements to the HVAC equipment in excess of $1,000 per unit per occurrence.

4. The Cost Component of Base Rent, as described in section A of the lease, will be $19,258.08.

5. The Original Additional Rent Factor, as described in section A of the lease, will be $2.12 per square foot.

2/3/04